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Exhibit 23.10

CONSENT OF NOMINEE FOR DIRECTOR
OF OMEGA NAVIGATION ENTERPRISES, INC.

        I hereby consent to the reference to me under the caption "Management" in the registration statement on Form F-1, as amended, and related prospectus as shall be held with the U.S. Securities and Exchange Commission and any and all amendments thereto, of Omega Navigation Enterprises, Inc.

/s/ SHARIQ AZHAR Name: Shariq Azhar Date: March 13, 2006

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  Exhibit 23.10
CONSENT OF NOMINEE FOR DIRECTOR OF OMEGA NAVIGATION ENTERPRISES, INC.